CONSENT OF INDEPENDENT ACCOUNTANTS


     We consent to the incorporation by reference in the Registration Statement of Tasty Baking Company and subsidiaries on Form S-8 (File No. 33- 18904) of our report dated April 7, 1996, on our audits of the financial statements and supplemental schedules of the Tasty Baking Company Thrift Plan as of December 30, 1995 and December 31, 1994, and for the three fiscal years in the period ended December 30, 1995, which report is incorporated by reference in this Annual Report on Form 11-K.


COOPERS & LYBRAND L.L.P.
2400 Eleven Penn Center
Philadelphia, Pennsylvania
June 25, 1996


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